UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2012

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 29, 2012, Syntroleum Corporation was sued for alleged patent infringement by Neste Oil Oyj regarding U.S. Patent No. 8,187,344. The '344 patent is related to and shares the same inventors as a prior Neste patent (U.S. Patent No. 7,279,018), and both are directed to a fuel composition for diesel engines. Following reexamination proceedings at the U.S. Patent & Trademark Office, all claims of the '018 patent were rejected. In particular, on March 22, 2012, the USPTO's Board of Patent Appeals and Interferences affirmed the Examiner's rejection of the '018 patent’s claims, finding that "the evidence of record as a whole supports the Examiner's conclusion that the fuel composition as claimed would have been obvious to one of ordinary skill in the art..." The '344 patent similarly adds nothing new to the field of fuel compositions used for diesel engines. Syntroleum has not infringed any of Neste's alleged patent rights and Syntroleum intends vigorously to defend against the complaint's allegations, and is confident that its position will be vindicated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

May 30, 2012	By:	/s/ Karen L Power

Name: Karen L Power
Title: Sr. Vice President/Principal Financial Officer